UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2025

NATURE'S MIRACLE HOLDING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41977	88-3986430
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3281 E. Guasti Road, Suite 175 Ontario, CA 91761	91761
(Address of registrant’s principal executive office)	(Zip code)

(909) 218-4601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title for each class	Trading Symbol(s)
Common Stock, par value $0.0001 per share	NMHI
Warrants to purchase Common Stock, at an exercise price of $11.50 per share	NMHIW

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Stipulation of Settlement Agreement

On July 22, 2025, Nature’s Miracle Holding Inc. (the “Company”) entered into a Stipulation of Settlement Agreement with Funders App LLC dba Tenthly (“Factor K”), in connection with a complaint filed by Factor K on July 16, 2025, in Court in Monroe County, New York in relation to an outstanding balance of $100,588 after payments of $46,551 on its loan agreement with the Company, dated February 11, 2025. The total claimed amount is $129,463 plus interest from June 30, 2025 and attorney fees. Pursuant to the Stipulation of Settlement Agreement, each party agreed to a settlement amount and remittance schedule that commenced July 23, 2025. In the event of default on payments, Factor K may file a default judgement for the sum of $129,463.45 less remittances pursuant to the Stipulation of Settlement Agreement.

Settlement Agreement for Stay of Prosecution

On July 31, 2025, Webfunder LLC (“Factor I”) filed a Settlement Agreement for Stay of Prosecution in the Seventeenth Judicial Court in Broward County, Florida, pursuant to which the Company and Factor I agreed to a new payment schedule from August 5, 2025 to December 9, 2025 for a total amount of $186,572. The original loan referred to in the Settlement Agreement for Stay of Prosecution was a standard merchant cash advance settlement agreement dated December 12, 2024. There are remedies and other protective language for Factor I in the event of non-performance.

Settlement Agreement and Mutual Release

On August 1, 2025, the Company and Wave Advance, Inc. (“Factor L”) entered into a Settlement Agreement and Mutual Release that requires payments from August 5 to October 27, 2025, for an aggregate amount of $201,170. The original loan referred to in this Settlement Agreement was a Standard Merchant Cash Advance Settlement Agreement dated February 2, 2025. There are remedies and other protective language for Factor L in the event of non-performance.

Standstill Agreement

On August 6, 2025, the Company entered into a Standstill Agreement with MaximCash Solutions LLC (“MaximCash”). A complaint was previously filed on July 8, 2025 by MaximCash against the Company in the Third Judicial Court of Utah pertaining to the loan agreement dated December 30, 2024 (the “MaximCash Loan”), as a result of a failure to make the required repayment pursuant to the MaximCash Loan agreement. The claimed amount was $230,738 plus daily interest and attorney fees. On August 7, the Company wired $61,720 to MaximCash as partial payment.

The descriptions of the Stipulation of Settlement Agreement, the Settlement Agreement for Stay of Prosecution, the Settlement Agreement and Mutual Release, and the Standstill Agreement are qualified in their entirety by reference to the Stipulation of Settlement Agreement, the Settlement Agreement for Stay of Prosecution, the Settlement Agreement and Mutual Release, and the Standstill Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 hereto and are incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 2.04.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Stipulation of Settlement Agreement, dated July 22, 2025, between the Company and Funders App LLC dba Tenthly.
10.2	Settlement Agreement for Stay of Prosecution, dated July 31, 2025, between the Company and Webfunder LLC.
10.3	Settlement Agreement and Mutual Release, dated August 1, 2025, between the Company and Wave Advance, Inc.
10.4	Standstill Agreement, dated August 6, 2025, between the Company and MaximCash Solutions LLC.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2025

NATURE’S MIRACLE HOLDING INC.

By:	/s/ Tie (James) Li
Name:	Tie (James) Li
Title:	Chief Executive Officer

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